UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

BAILLIE GIFFORD FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BAILLIE GIFFORD FUNDS

Baillie Gifford International Concentrated Growth Equities Fund
Baillie Gifford Long Term Global Growth Fund
Baillie Gifford U.S. Equity Growth Fund

Subject: Shareholder Vote Required

Dear Shareholder,

We are writing to inform you of an upcoming shareholder vote that requires your attention.

The Meeting will be held to consider, for each Target Fund in which you hold shares, a proposal to approve an Agreement and Plan of Reorganization (the “Plan”) pursuant to which each Target Fund will be reorganized with and into the corresponding acquiring fund, as indicated below. More details are located in the Proxy Statement located on www.proxyvote.com.

Meeting Date: April 28, 2026 at 9:30 a.m., ET

Action Needed: Your vote is needed on or before April 27, 2026, by one of the following methods:

●	Online: Go to www.proxyvote.com. Your unique control number can be found on the enclosed ballot in the box marked with an arrow.
●	Call: 1-866-689-3715 and speak to a live representative. Or call the number located on your ballot (With a touch-tone phone to vote using an automated system)
●	Mail: Mark, sign and date the enclosed ballot and mail in the envelope provided

Why Your Vote Matters

If shareholders do not vote, the Funds may need to incur additional costs to continue soliciting votes. Your prompt vote helps the Funds avoid these additional expenses and ensures that your views are represented in this important decision.

If you have questions about this shareholder vote or any other matters pertaining to the Funds, please call BGIT Transition 1-844-394-6127.

Thank you for your continued support of the Funds and your participation in this important vote.

Sincerely,

Baillie Gifford Funds

BG2026